Post-Qualification Amendment No. 7

File No. 024-12424

EXPLANATORY NOTE

 This is a post-qualification amendment to the offering statement on Form 1-A filed by Arrived Homes 4, LLC (the “Offering Statement”).  This Post-Qualification Amendment No. 7 to the Offering Statement is filed solely for the purpose of filing a number of exhibits.  Accordingly, this Post-Qualification Amendment No. 7 to the Offering Statement consists only of Part I, this Explanatory Note, and Part III, containing the Exhibit Index and signature page.  The Offering Circular contained in Part II of the Offering Statement is unchanged by this Post-Qualification Amendment No. 7 and has therefore been omitted.

PART III – EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 4, LLC
2.2*	Limited Liability Company Agreement of Arrived Homes 4, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 4, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a Series of Arrived Homes 4, LLC
6.1*	Broker Dealer Agreement, dated March 5, 2024 between Arrived Homes 4, LLC and Dalmore Group, LLC
6.2*	Transfer Registrar Services Agreement, dated March 8, 2024, between Arrived Homes 4, LLC and Colonial Stock Transfer Company
6.3*	Form of Promissory Note
6.4*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 4, LLC
6.5*	Purchase and Sale Agreement dated March 7, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Breckenridge Property
6.5.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Breckenridge dated March 19, 2024 for Arrived Series Breckenridge Property
6.6*	Purchase and Sale Agreement dated February 22, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Tyner Property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tyner dated March 22, 2024 for Arrived Series Tyner Property
6.7*	Purchase and Sale Agreement dated April 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Allen Property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Allen dated April 8, 2024 for Arrived Series Allen Property
6.8*	Purchase and Sale Agreement dated April 27, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Cordelia Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cordelia dated May 13, 2024 for Arrived Series Cordelia Property
6.9*	Purchase and Sale Agreement dated April 29, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sanford Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sanford dated May 7, 2024 for Arrived Series Sanford Property
6.10*	Purchase and Sale Agreement dated May 9, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Dan Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Dan dated May 16, 2024 for Arrived Series Dan Property
6.11*	Purchase and Sale Agreement dated May 23, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Monterey Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Monterey dated May 27, 2024 for Arrived Series Monterey Property
6.12*	Purchase and Sale Agreement dated January 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Resolana Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Resolana dated April 17, 2024 for Arrived Series Resolana Property
6.12.2*	Counteroffer to Offer dated January 7, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Resolana Property
6.13*	Purchase and Sale Agreement dated May 3 , 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Westgate Property
6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westgate dated May 22, 2024 for Arrived Series Westgate Property
6.13.2*	Counteroffer to Offer dated May 3, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Westgate Property
6.14	Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Arnold Property
6.14.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arnold dated June 28, 2024 for Arrived Series Arnold Property
6.14.2	Addendum to Purchase and Sale Agreement dated August 2,2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arnold Property
6.14.3	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arnold Property
6.15	Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Gerald Property
6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gerald dated June 10, 2024 for Arrived Series Gerald Property
6.15.2	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Gerald Property
6.16	Purchase and Sale Agreement dated May 23, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Harold Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Harold dated July 2, 2024 for Arrived Series Harold Property
6.16.2	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Harold Property
6.17*	Purchase and Sale Agreement dated May 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Mystic Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Mystic dated June 20, 2024 for Arrived Series Mystic Property
6.18*	Purchase and Sale Agreement dated June 27, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Nicole Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Nicole dated July 2, 2024 for Arrived Series Nicole Property
6.19*	Purchase and Sale Agreement dated May 9, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sandridge Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sandridge dated June 20, 2024 for Arrived Series Sandbridge Property
6.20*	Purchase and Sale Agreement dated May 9, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sullivan Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sullivan dated June 10, 2024 for Arrived Series Sullivan Property
6.21*	Purchase and Sale Agreement dated June 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Wendell Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wendell dated July 2, 2024 for Arrived Series Wendell Property
6.22*	Purchase and Sale Agreement dated June 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Wizard Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wizard dated July 2, 2024 for Arrived Series Wizard Property
11.1	Consent of Morison Cogen LLP
11.2	Consent of Maynard Nexsen PC (Included in Exhibit 12.1)
12.1	Opinion of Maynard Nexsen PC

* Previously filed

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 2, 2024.

ARRIVED HOMES 4, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	August 2, 2024
Ryan Frazier		(principal executive officer) Chief Executive Officer and Director of Arrived Homes 4, LLC

/s/ Sue Korn		Principal Financial and	August 2, 2024
Sue Korn		Accounting Officer of Arrived Holdings, Inc. Principal Financial and Accounting Officer of Arrived Homes 4, LLC

/s/ Kenneth Cason		Chief Technology Officer of Arrived Holdings, Inc.	August 2, 2024
Chief Technology Officer and Director of Arrived Homes 4, LLC

Arrived Holdings, Inc.		Managing Member	August 2, 2024

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer